Exhibit 99.2

Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002 www.pxp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP COMPLETES $1.25 BILLION SALE OF ITS REMAINING OIL AND GAS

PROPERTIES IN THE PERMIAN AND PICEANCE BASINS

Houston, Texas, December 1, 2008—Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) announced today it completed the sale of its remaining interests in oil and gas properties located in the Permian and Piceance Basins to Occidental Petroleum Corporation (NYSE: OXY) and certain other companies with contractual preferential purchase rights on December 1, 2008 for cash consideration of approximately $1.25 billion.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

* completion of proposed transaction,

* reserve and production estimates,

* oil and gas prices,

* the impact of derivative positions,

* production expense estimates,

* cash flow estimates,

* future financial performance,

* capital and credit market conditions,

* planned capital expenditures, and

* other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K, as amended, for the year ended December 31, 2007, for a discussion of these risks.

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All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

Contact:

Investors:

Hance Myers, 713-579-6291

hmyers@pxp.com

Media:

Scott Winters, 713-579-6190

swinters@pxp.com

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